                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        Date of Amendment June 13, 1997



                            MEDICAL RESOURCES, INC.
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)
             ------------------------------------------------------

     Delaware                       0-20440                     13-3584552
     --------                       -------                     ----------
  (State or Other                 (Commission                (I.R.S. Employer
   Jurisdiction)                  File Number)              Identification No.)


155 State Street, Hackensack, N.J.                                07601
--------------------------------------                            -----
(Address of Principal Executive Office)                         (Zip Code)

Registrant's telephone numbers, including area code    (201) 488-6230


                   ----------------------------------------

                                AMENDMENT NO 1
                 The undersigned registrant hereby amends its
              Current Report on Form 8-K, filed on July 19, 1996
                      to add Item 7 as set forth herein.

Item 7.          Financial Statements and Exhibits.
                 ---------------------------------

(a)  Financial statement of businesses acquired
     ------------------------------------------

On January 12, 1996, the Company consummated the acquisition of the common stock of NurseCare Plus, Inc. ("NurseCare Plus") which provides supplemental healthcare staffing services for clients including hospitals, clinics and home health agencies in Southern California. Pursuant to the acquisition, the Company acquired all of the common stock of NurseCare Plus for $1,264,000 cash and a prime plus one percent note payable for $1,250,000 due January 12, 1999. The audited financial statements of NurseCare Plus and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

          NURSECARE PLUS, INC.
          Report of Independent Auditors
          Balance Sheets as of December 31, 1995 and 1994
          Statements of Operations for the Years Ended December 31, 1995
            and 1994
          Statements of Shareholder's Equity for the Years Ended December 31,
            1995, 1994 and 1993
          Statement of Cash Flows for the Years Ended December 31, 1995, 1994
            and 1993
          Notes to Financial Statements


On April 19, 1996, Medical Resources, Inc. (the "Company") entered into an asset purchase agreement with Americare Imaging Centers Inc. and MRI Associates of Tarpon Springs, Inc. ("Americare"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Americare for $1,500,000 cash and $1,275,000 of the Company's common stock. The audited financial statements of Americare and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

          AMERICARE IMAGING, INC.
          Independent Auditors' Report
          Consolidated Balance Sheet as of December 31, 1995
          Consolidated Statement of Operations and Accumulated Deficit for the
            Year Ended December 31, 1995
          Consolidated Statement of Cash Flows for the Year Ended December 31,
            1995
          Notes to Consolidated Financial Statements

On April 30, 1996, the Company entered into an asset purchase agreement with Access Imaging Center, Inc. ("Access"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Access for $1,300,000 cash and $1,445,000 of the Company's common stock. The audited financial statements of Access and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

          Access Imaging Center, Inc.
          Independent Auditors' Report
          Balance Sheet as of December 31, 1995
          Statement of Income and Retained Earnings For the Year Ended December
            31, 1995
          Statement of Cash Flows for the Year Ended December 31, 1995

          Notes to Financial Statements




     (b) Pro Forma Financial Information
         -------------------------------


     The Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1995 ("1995 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the year ended December 31, 1995 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Consolidated Financial Statements.

     The following 1995 pro forma consolidated data reflects the Acquisition of Americare, Access and NurseCare Plus as if they had occurred on January 1, 1995. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

     The Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 1996 ("1996 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the three months ended March 31, 1996 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Consolidated Financial Statements.

     The following 1996 pro forma consolidated data reflects the Acquisition of Americare, Access and NurseCare Plus as if they had occurred on January 1, 1996. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

                            MEDICAL RESOURCES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                        As of March 31, 1996
                                                --------------------------------------------------------------------
                                                       Medical               Americare           Access Imaging
 ASSETS                                           Resources, Inc. (9)   Imaging Center, Inc.       Center, Inc.
 ------                                         ---------------------   ---------------------  ---------------------

Current assets:
  Cash and cash equivalents                      $         8,528,344     $             1,841    $               192

  Accounts receivable, net                                18,146,463               1,656,656                587,913
  Other receivables                                          717,060                       -                      -
  Deferred tax asset                                       1,871,397                       -                      -
  Prepaid expenses                                         1,643,550                  21,721                 48,647
                                                ---------------------   ---------------------  ---------------------
          Total current assets                            30,906,814               1,680,218                636,752

Medical diagnostic and office equipment, net              12,680,705               1,590,584              1,470,349
Goodwill                                                  11,247,083                       -                      -


Other assets                                               2,136,547
Deferred tax asset, net                                      326,999                       -                      -
Value of venture contracts                                   237,031
                                                ---------------------   ---------------------  ---------------------
          Total assets                           $        57,535,179     $         3,270,802    $         2,107,101
                                                =====================   =====================  =====================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

Current liabilities:
  Current portion of notes payable               $         1,395,287     $           836,666    $            51,867
  Current portion of obligations under
   capital leases                                          3,723,068                 260,014                408,000
  Accounts payable and accrued expenses                    6,823,345                 262,883                 91,026
  Other current liabilities                                1,283,684                       -                      -
  Income taxes payable                                       397,570                  61,556                      -
                                                ---------------------   ---------------------  ---------------------
          Total current liabilities                       13,622,954               1,421,119                550,893

Notes payable                                              5,259,697               1,411,626                 89,103
Obligations under capital leases                           7,840,987                 658,044                531,072
Convertible debentures                                    10,232,965                       -                      -
Other long-term liabilities                                  889,951                       -                      -
                                                ---------------------   ---------------------  ---------------------
          Total liabilities                               37,846,554               3,490,789              1,171,068
                                                ---------------------   ---------------------  ---------------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 7,697,500 pro forma number of
    shares issued and outstanding at December 31, 1994        80,670                   1,000                     54


Common Stock to be issued                                  1,721,250                       -                      -
  Additional paid-in capital                              22,306,363                  41,879                209,976

  Retained income (deficit)                               (3,000,900)               (262,866)               726,003
Less 265,000 common shares in Treasury,
  at cost                                                 (1,418,758)                      -                      -
                                                ---------------------   ---------------------  ---------------------
          Total stockholders' equity                      19,688,625                (219,987)               936,033
                                                ---------------------   ---------------------  ---------------------

          Total liabilities and stockholders'
           equity                                $        57,535,179     $         3,270,802    $         2,107,101
                                                =====================   =====================  =====================
                                                                        As of March 31, 1996
                                                         -------------------------------------------------
                                                                              Pro Forma
                                                         -------------------------------------------------
  ASSETS                                                      Adjustments                   Total
  ------                                                 ---------------------       ---------------------

Current assets:
  Cash and cash equivalents                                 $          (2,033) (8)    $         5,728,344
                                                                   (2,800,000) (6)
  Accounts receivable, net                                         (1,494,569) (8)             18,896,463
  Other receivables                                                         -                     717,060
  Deferred tax asset                                                        -                   1,871,397
  Prepaid expenses                                                    (70,368) (8)              1,643,550
                                                         ---------------------       ---------------------
          Total current assets                                     (4,366,970)                 28,856,814

Medical diagnostic and office equipment, net                         (585,433) (8)             15,156,205
Goodwill                                                            5,520,000  (6)             16,085,583
                                                                     (716,046) (7)
                                                                       30,474  (8)
Other assets                                                                                    2,136,547
Deferred tax asset, net                                                     -                     326,999
Value of venture contracts                                                                        237,031
                                                         ---------------------       ---------------------
          Total assets                                    $          (117,975)        $        62,799,179
                                                         =====================       =====================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
Current liabilities:
  Current portion of notes payable                        $          (727,769) (8)    $         1,556,051
  Current portion of obligations under capital leases                   8,635  (8)              4,403,789
  Accounts payable and accrued expenses                              (353,909) (8)              6,823,345
  Other current liabilities                                                 -                   1,283,684
  Income taxes payable                                                (61,556) (8)                397,570
                                                         ---------------------       ---------------------
          Total current liabilities                                (1,130,527)                 14,464,439

Notes payable                                                      (1,454,357) (8)              5,306,069
Obligations under capital leases                                      467,027  (8)              9,497,130
Convertible debentures                                                      -                  10,232,965
Other long-term liabilities                                                 -                     889,951
                                                         ---------------------       ---------------------
          Total liabilities                                        (2,117,857)                 40,390,554
                                                         ---------------------       ---------------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 7,697,500 pro forma number of
    shares issued and outstanding at December 31, 1994                 (1,054) (7)                 83,390
                                                                        2,720  (6)
                                                                                                        -
Common Stock to be issued                                                   -                   1,721,250
  Additional paid-in capital                                        2,717,280  (6)             25,023,643
                                                                     (251,855) (6)
  Retained income (deficit)                                          (463,137) (7)             (3,000,900)
Less 265,000 common shares in Treasury, at cost                             -                  (1,418,758)
                                                         ---------------------       ---------------------
          Total stockholders' equity                                2,003,954                  22,408,625
                                                         ---------------------       ---------------------

          Total liabilities and stockholders' equity      $          (117,975)        $        62,799,179
                                                         =====================       =====================

See Notes to Pro Forma Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
               PRO FORMA CONSOLIDATED STATEMENTS  OF OPERATIONS
                                  (Unaudited)

                                                             For the Three Month Period Ended March 31, 1996
                                                  ------------------------------------------------------------------------------
                                                     Medical             NurseCare Plus,      Americare Imaging   Access Imaging

                                                  Resources, Inc.            Inc.               Center, Inc.       Center, Inc.
                                                  -------------------------------------------------------------     -----------
Net service revenue                               $ 18,098,004              $176,276          $1,041,847            $   795,680
                                                  -------------------------------------------------------------     -----------

Operating expenses of services                      12,036,999                96,119             754,159                311,893
Provisions for uncollectible accounts receivable       814,708                 2,000                   -                      -
Corporate general and administrative                 1,601,205                 5,000              114,042               135,265
Depreciation and amortization                        1,316,909                 1,000              236,795                67,114
                                                  ------------           -----------          -----------           -----------
Operating income (loss)                              2,328,183                72,157              (63,149)              281,408
Interest (income)/expense                              548,894                     -                    -                     -
                                                  ------------           -----------          -----------           -----------
Income/ (loss) before minority interest and
  income taxes                                       1,779,289                72,157              (63,149)              281,408
Minority interest in losses of joint ventures
  and limited partnerships                              43,691                     -                    -                     -
                                                  ------------           -----------          -----------           -----------
Income before income taxes                           1,735,598                72,157              (63,149)              281,408
Provision for income taxes                             437,820                     -                    -                     -
                                                  ------------           -----------          -----------           -----------
Income from continuing operations                 $  1,297,778           $    72,157          $   (63,149)          $   281,408
                                                  ============           ===========          ===========           ===========

                                                             For the Three Month Period Ended March 31, 1996
                                                  ------------------------------------------------------------------------------
                                                                                                                ProForma With
                                                           Pro Forma                   Other Historical          Historical
                                                  ----------------------------------
                                                     Adjustments           Total         Acquisitions   (13)    Acquisitions
                                                  -----------------    --------------------------------         -------------
Net service revenue                               $          -         $  20,111,807    $ 194,724               $  20,306,531
                                                  -----------------    --------------------------------         -------------

Operating expenses of services                               -            13,199,170      112,881                  13,312,051
Provisions for uncollectible accounts receivable             -               816,708       15,000                     831,708
Corporate general and administrative                    18,750  (12)       1,806,220       10,000                   1,816,220
                                                       (68,042) (10)                                                        -
                                                        10,000  (13)                                                        -
Depreciation and amortization                           60,430  (1)        1,682,248       20,000                   1,702,248
                                                  ------------         ------------------------------------------------------
Operating income (loss)                                (79,180)            2,539,419       36,843                   2,576,262
Interest (income)/expense                                    -               548,894       10,000                     558,894
                                                  ------------         ------------------------------------------------------
Income/ (loss) before minority interest and
  income taxes                                         (79,180)            1,990,525       26,843                   2,017,368
Minority interest in losses of joint ventures
  and limited partnerships                                   -                43,691                                   43,691
                                                  ------------         ------------------------------------------------------
Income before income taxes                             (79,180)            1,946,834       26,843                   2,158,070
Provision for income taxes                              88,160  (5)          525,980        8,737                     534,717
                                                  ------------         ------------------------------------------------------
Income from continuing operations                 $   (167,340)        $   1,420,854    $  18,106               $   1,543,930
                                                  ============         ======================================================

See Notes to Pro Forma Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                   FOR THE YEAR ENDED DECEMHER 31, 1995 AMERICARE IMAGING

                                          MEDICAL          NURSECARE PLUS,     AMERICARE IMAGING      ACCESS IMAGING
                                       RESOURCES, INC.          INC.               CENTER, INC.         CENTER, INC.
                                     -------------------------------------------------------------  -------------------
Net service revenue                   $      51,993,758    $       4,423,367    $       4,411,606    $       2,604,318
                                     -------------------------------------------------------------  -------------------
Operating expenses of services               31,563,796            3,383,815            1,467,485            1,602,120
Provisions for uncollectible accounts
 receivable                                   3,377,862                    -                    -                    -
Corporate general and administrative          4,978,045            1,017,097            1,827,775              452,920

Depreciation and amortization                 4,567,144                2,016              841,964              268,454
                                     -------------------  -------------------  -------------------  -------------------
   Operating income (loss)                    7,506,911               20,439              274,382              280,824
Interest (income)/expense                     1,829,017                3,646              318,182               37,904
                                     -------------------  -------------------  -------------------  -------------------
Income (loss) before minority
 interest and income taxes                    5,677,894               16,793              (43,800)             242,920
Minority interest in losses of
 joint ventures and limited
 partnerships                                   124,085                    -                   -                     -
                                     -------------------  -------------------  -------------------  -------------------
Income before income taxes                    5,801,979               16,793             (43,800)              242,920
Provision for income taxes                    1,659,111                    -                   -                     -
                                     -------------------  -------------------  -------------------  -------------------
Income from continuing operations     $       4,142,868    $          16,793    $        (43,800)    $         242,920
                                     ===================  ===================  ===================  ===================

                                            -------------------------------------
                                                           PRO FORMA
                                              ADJUSTMENTS              TOTAL
                                            ---------------       ---------------
Net service revenue                          $           -         $  63,433,049
                                            ---------------       ---------------
Operating expenses of services                           -            38,017,216
Provisions for uncollectible accounts
 receivable                                              -             3,377,862
Corporate general and administrative              (334,226) (2)        7,106,611
                                                  (360,000) (3)
                                                  (475,000) (4)
Depreciation and amortization                     346,074   (1)        6,025,652
                                            ---------------       ---------------
   Operating income (loss)                        823,152              8,905,749
Interest (income)/expense                               -              2,188,749
                                            ---------------       ---------------
Income/(loss) before minority
 interest and income taxes                        823,152              6,716,959
Minority interest in losses of
 joint ventures and limited
 partnerships                                           -                124,085
                                            ---------------       ---------------
Income before income taxes                        823,152              6,841,044
Provision for income taxes                        413,916  (5)         2,073,027
                                            ---------------       ---------------
Income from continuing operations            $    409,236          $   4,768,017
                                            ===============       ===============

See Notes to Pro Forma Financial Statements.

NOTES TO  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) Adjustment reflects the additional amortization of goodwill due to the acquisition of Americare, Access and NurseCare Plus, Inc. The goodwill created from the acquisition of Americare, Access and NurseCare Plus were $2,862,926, $1,971,502 and $2,087,049, respectively, and are being amortized on a straight-line basis over 20 years. The adjustment only reflects Pro Forma amortization for Americare and Access as NurseCare Plus amortization has been reflected in Medical Resources, Inc. depreciation and amortization for the quarter ended March 31, 1996.

(2) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $518,226. The reduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the centers. In addition, the amount also includes $144,000 in fees to be paid to the former owner over the next year as consulting fees paid by the Company.

(3) Adjustment reflects the reduction in the management and marketing fees paid to the former owner of Access in the amount of $400,000. Thereduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the center.

(4) Adjustment reflects the reduction in the salaries paid to the former owner of NurseCare Plus of $550,000 offset by consulting fees of $75,000 to be paid to the former owner by the Company for nine months subsequent to the acquisition.

(5) Adjustment reflects the tax effect of the operations of Americare and Access and the adjustments to amortization and corporate general and administrative expenses discussed above calculated at the Company's statutory tax rate of 40%.

(6) Adjustment reflects the of the consideration given by the Company to acquire the net business assets of both Americare and Access.

(7) Adjustment reflects the elimination of the common stock, retained earnings and additional paid-in capital of both Americare and Access.

(8) Adjustment reflects the carrying value of the assets and liabilities of Americare and Access as stated in their March 31, 1996 unaudited financial statements adjusted to the agreed upon purchase price of such assets acquired and liabilities assumed which were a part of the acquisitions.

(9) The March 31, 1996 consolidated balance sheet of Medical Resources, Inc. included in the Company's Form 10-Q contains the assets and liabilities of NurseCare Plus. Therefore, no pro forma adjustments are included herein for the acquisition of NurseCare Plus.

(10) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $114,042. The reduction is offset by $10,000 in fees to be incurred by the Company by hiring a new center manager for the center. In addition, the amount also includes $36,000 in fees to be paid to the former owner over the next year as consulting fees.

(11) Adjustment reflects the pro forma operating results for the Company's acquisition of MRICT (four imaging centers in New York City) on January 9, 1996, as disclosed in the Company's Report on Form 8-K dated January 9, 1996, as if the acquisition had occurred on January 1, 1996.

(12) Adjustment reflects the consulting fees of $18,750 to be paid to the former owner of NursCare Plus by the Company for the three months subsequent to the acquisition.

(13) The amount also included $10,000 in fees to be incurred by the Company by hiring a new center manager for the center for the three months ended March 31, 1996.

(14) Reflects the operations for the period January 1, 1996 through January 12, 1996 (date of acquisition).

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEDICAL RESOURCES, INC.


                                    By:   /S/ William D. Farrell
                                       ------------------------------------
                                      William D. Farrell
                                      President and Chief Operating Officer


Dated: June 13, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                            PAGE
                                                                                           -------

ACCESS IMAGING CENTER, INC.:

  Independent Auditors' Report                                                                  13
  Balance Sheet as of December 31, 1995                                                         14
  Statement of Income and Retained Earnings for the Year Ended
    December 31, 1995                                                                           15
  Statement of Cash Flows for the Year Ended December 31, 1995                                  16
  Notes to Financial Statements                                                            17 - 20

AMERICARE IMAGING CENTER, INC.:

  Independent Auditors' Report                                                                  23
  Consolidated Balance Sheet as of December 31, 1995                                            24
  Consolidated Statement of Income and Retained Earnings for the Year Ended
    December 31, 1995                                                                           25
  Consolidated Statement of Cash Flows for the Year Ended December 31, 1995                     26
  Notes to Consolidated Financial Statements                                               27 - 31

NURSECARE PLUS, INC.:

Report of Independent Auditors                                                                  34
Balance Sheets as of December 31, 1995 and 1994                                                 35
Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993                   36
Statements of Shareholder's Equity for the Years Ended December 31, 1995, 1994 and 1993         37
Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993                    38
Notes to Financial Statements                                                              39 - 40

AMERICARE IMAGING CENTER, INC.:

Consolidated balance sheet as of March 31, 1996 (unaudited)                                     41
Consolidated statement of operations for the three months ended
 March 31, 1996 (unaudited)                                                                     42
Notes to Unaudited Consolidated Financial Statements                                            43

ACCESS IMAGING CENTER, INC.:

Balance sheet as of March 31, 1996 (unaudited)                                             44 - 45
Statements of Income for the three months ended March 31, 1996 (unaudited)                      46
Notes to Unaudited Financial Statements                                                         47

                          ACCESS IMAGING CENTER, INC.


                             FINANCIAL STATEMENTS

                               December 31, 1995

                          ACCESS IMAGING CENTER, INC.

                               TABLE OF CONTENTS

                               December 31, 1995



FINANCIAL STATEMENTS                                           PAGE


Independent Auditors' Report                                      1


Balance Sheet                                                     2


Statement of Income and Retained Earnings                         3


Statement of Cash Flows                                           4


Notes to Financial Statements                                    5-8

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Access Imaging Center, Inc.

We have audited the accompanying balance sheet of Access Imaging Center, Inc. as December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Imaging Center, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                           /s/ Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP


Carle Place, New York
May 31, 1996

                          ACCESS IMAGING CENTER, INC.

                                 BALANCE SHEET

                                 December 31, 1995


                                    ASSETS

CURRENT ASSETS
  Cash and cash equivalents - note 1b                      $      192
  Accounts receivable - note 2                                597,066
  Prepaid expenses                                             49,412
                                                           ----------
    Total Current Assets                                      646,670

Property and equipment - notes 1c and 3                       355,689
Other assets                                                    4,494
                                                           ----------
    Total Assets                                           $1,006,853
                                                           ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                    $  100,526
  Current portion of notes payable - note 4                    51,867
  Current portion of obligations under
   capital leases - note 5                                     29,246
                                                           ----------
    Total Current Liabilities                                 181,639

Notes payable - note 4                                        102,078
Obligations under capital leases - note 5                      68,511
                                                           ----------
    Total Liabilities                                         352,228
                                                           ----------

COMMITMENTS AND CONTINGENCIES - note 5

STOCKHOLDERS' EQUITY
  Capital stock (stated value - $1 per
   share; 100 shares authorized,
    54 shares issued and outstanding)                              54
  Paid in capital                                             209,976
  Retained earnings                                           444,595
                                                           ----------
    Total Stockholders' Equity                                654,625
                                                           ----------
    Total Liabilities and Stockholders' Equity             $1,006,853
                                                           ==========


See notes to financial statements.                                      Page 2

                          ACCESS IMAGING CENTER, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                     For The Year Ended December 31, 1995

REVENUE                                                    $2,604,109
                                                           ----------

EXPENSES
  Medical supplies and other operating costs                  582,738
  Payroll and related costs                                 1,019,382
  Other general and administrative expenses                   438,340
  Depreciation and amortization                               268,454
  Interest expense                                             37,904
                                                           ----------

    Total Expenses                                          2,346,818
                                                           ----------

Net Income From Operations                                    257,291

OTHER INCOME (EXPENSE)
  Loss on sale of property and equipment                      (14,580)
  Interest income                                                 209
                                                           ----------

NET INCOME                                                    242,920

Retained Earnings - beginning of year                         291,048

Distributions to stockholders                                 (89,373)
                                                           ----------

Retained Earnings - end of year                            $  444,595
                                                           ==========


See notes to financial statements.                                        Page 3

                          ACCESS IMAGING CENTER, INC.

                            STATEMENT OF CASH FLOWS

                     For The Year Ended December 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                 $ 242,920
                                                           ---------

Adjustments to reconcile net income to
 net cash provided by
  operating activities:
  Depreciation and amortization                              268,454
  Loss on sale of property and equipment                      14,580
Cash flow increase (decrease) from
 changes in operating assets
  and liabilities:
  Accounts receivable                                       (113,971)
  Prepaid expenses                                           (48,647)
  Other assets                                                (2,064)
  Accounts payable and accrued expenses                       63,197
                                                           ---------
    Total Adjustments                                        181,549
                                                           ---------
    Net cash provided by operating activities                424,469
                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                        (365,911)
  Proceeds from sale of property and equipment                37,856
                                                           ---------
    Net cash used in investing activities                   (328,055)
                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                133,679
  Advances from lessor of equipment
   under capital lease                                        97,757
  Principal payments - notes payable                         (19,652)
  Principal payments - capital lease obligations            (313,160)
  Distributions to stockholders                              (89,373)
                                                           ---------
    Net cash used in financing activities                   (190,749)
                                                           ---------

Net decrease in cash and cash equivalents                    (94,335)
Cash and cash equivalents - beginning  of year                94,527
                                                           ---------
Cash and cash equivalents - end of year                    $     192
                                                           =========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                            $  37,904
                                                           =========
  Income taxes paid                                        $       -
                                                           =========

See notes to financial statements.                                        Page 4

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)  Nature of Business

     Access Imaging Center, Inc. was organized and began operations October 12, 1989. Income of the Corporation is derived mainly from MRI scans.

b)  Cash and Cash Equivalents

     Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

c)  Property and Equipment

     Medical diagnostic equipment, office equipment, leasehold improvements and vehicles are stated at cost. Depreciation and amortization are computed upon the shorter of the estimated useful lives of the respective assets, generally seven years, or the lease term, using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to expense as incurred.

d)  Leases

     Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligations. All other leases are accounted for as operating leases, with rent payments being charged to expenses as incurred.

e)  Revenue Recognition

     Revenue is recorded as services are rendered to patients.

f)  Income Taxes

     Access Imaging Center, Inc. has elected to be treated as a Sub-chapter "S" corporation for federal and state income tax purposes. Accordingly, no provision has been made for income taxes as such taxes are the responsibility of the individual stockholders.

g)  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable is comprised of the following:

                Accounts receivable                       $ 920,066
                Less: allowance for doubtful accounts
                 and contractual adjustments               (323,000)
                                                          ---------
                                                          $ 597,066
                                                          =========

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

                Medical diagnostic equipment              $ 156,838
                Office equipment, furniture and fixtures    166,647
                Leasehold improvements                       46,621
                Transportation equipment                    147,458
                                                          ---------
                                                            517,564
                Less: accumulated depreciation and
                 amortization                              (161,875)
                                                          ---------
                                                          $ 355,689
                                                          =========

NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:

        a)  Note payable - original amount of $22,000
            payable in quarterly installments of $1,500
            including interest at a rate of 8%, with a
            balloon payment of $12,646 due October 1, 1996.      $    14,849

        b)  Note payable - original amount of $22,000
            payable in quarterly installments of $1,500
            including interest at a rate of 8%, with a
            balloon payment of $12,646 due October 1, 1996.           14,849

        c)  Note payable - original amount of $70,132 payable
            in monthly installments of $1,282 including
            interest at a rate of 9.5% with a balloon payment
            in the amount of $37,073 due April 21, 1998;
            collateralized by vehicles.                               61,814

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 4 - NOTES PAYABLE (Continued)
        d)    Note payable - original amount of $63,547
              payable in monthly installments of $1,114
              including interest at a rate of 2% through
              November, 2000; collateralized by medical
              equipment                                          $    62,433
                                                                 -----------
                                                                     153,945

        Less: current portion                                        (51,867)
                                                                 -----------
                                                                 $   102,078
                                                                 ===========

Maturities of long-term debt are as follows:
                  Year                    Amount
                  ----                    ------
                  1996               $    51,867
                  1997                    23,403
                  1998                    53,681
                  1999                    12,986
                  2000                    12,008
                                     -----------
                                     $   153,945
                                     ===========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into a ten-year agreement to lease space for its facility. The lease, as amended, expired in February 1996. In October 1995, the Company entered into a five-year agreement to lease new space for its facility. Rent expense under the leases was approximately $103,962 for the year ending December 31, 1995.

In January 1996, the Company entered into a non-cancellable lease for medical equipment. Pursuant to this lease, in December 1995, the lessor advanced approximately $98,000 to the Company for site preparation costs. Repayment of these advances will become part of the scheduled lease payment for the equipment.

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

Future minimum payments under leases at December 31, 1995, including the lease entered into in January 1996, are as follows:

                                            Capital     Operating
                                             Leases      Leases
                                             ------      -------

                  1996                     $  271,378    $ 68,181
                  1997                        272,629      69,506
                  1998                        272,629      72,528
                  1999                        234,504      75,550
                  2000                        234,504      78,572
               Thereafter                      58,626           -
                                           ----------    --------
Total minimum lease payments                1,344,270    $364,337
                                                         ========
Less: amount representing interest           (295,676)
                                           ----------
Present value of minimum lease payments    $1,048,594
                                           ==========

Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $3,000,000 and ceased operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.

                        AMERICARE IMAGING CENTER, INC.


                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995

                        AMERICARE IMAGING CENTER, INC.

                               TABLE OF CONTENTS

                               December 31, 1995



                                                            PAGE

CONSOLIDATED FINANCIAL STATEMENTS


 Independent Auditors' Report                                 1


 Consolidated Balance Sheet                                   2


 Consolidated Statement of
  Operations and Accumulated Deficit                          3


 Consolidated Statement of Cash Flows                         4


 Notes to Consolidated Financial Statements                 5-9

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Americare Imaging Center, Inc.


We have audited the accompanying consolidated balance sheet of Americare Imaging Center, Inc. as of December 31, 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the year then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Americare Imaging Center, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                            /s/ Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP



Carle Place, New York
May 31, 1996

                        AMERICARE IMAGING CENTER, INC.

                          CONSOLIDATED BALANCE SHEET

                               December 31, 1995


                                    ASSETS

CURRENT ASSETS
  Cash and cash equivalents - note 1c                      $    1,089
  Accounts receivable - note 2                              1,499,858
  Prepaid expenses and other current assets                    34,182
                                                           ----------
    Total Current Assets                                    1,535,129

Property and Equipment - notes 1d and 3                     1,826,380
                                                           ----------

    Total Assets                                           $3,361,509
                                                           ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                    $  216,117
  Current portion of notes payable - note 4                 1,168,835
  Current portion of obligations under                        398,505
   capital leases - note 5                                 ----------
    Total Current Liabilities                               1,783,457

Notes Payable - note 4                                        937,699
Obligations under capital leases - note 5                     797,191
                                                           ----------
    Total Liabilities                                       3,518,347
                                                           ----------

Commitments and Contingencies - note 5

STOCKHOLDERS' EQUITY
  Capital stock - (stated value - $10
   per share; 200 shares authorized,
   100 shares issued and outstanding)                           1,000
  Paid in capital                                              41,879
  Accumulated deficit                                        (199,717)
                                                           ----------
    Total Stockholders' Equity                               (156,838)
                                                           ----------

    Total Liabilities and Stockholders' Equity             $3,361,509
                                                           ==========


See notes to consolidated financial statements.                           Page 2

                        AMERICARE IMAGING CENTER, INC.

         CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                     For the Year Ended December 31, 1995


REVENUE                                                    $4,411,606
                                                           ----------

EXPENSES
  Outside payroll services                                    806,056
  Medical supplies and other costs                            661,429
  General and administrative expenses                       1,468,597
  Management fees                                             359,178
  Depreciation and amortization                               841,964
  Interest expense                                            318,182
                                                           ----------

     Total Expenses                                         4,455,406
                                                           ----------

NET LOSS                                                      (43,800)

Accumulated Deficit - beginning of year                      (155,917)
                                                           ----------

Accumulated Deficit - end of year                          $ (199,717)
                                                           ==========



See notes to consolidated financial statements.                           Page 3

                        AMERICARE IMAGING CENTER, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                     For the Year Ended December 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                   $   (43,800)
                                                           -----------
Adjustments to reconcile net income to
 net cash provided by
  operating activities:
  Depreciation and amortization                                841,964
Cash flow increase (decrease) from
 changes in operating assets
  and liabilities
  Accounts receivable                                          713,180
  Prepaid expenses and other current assets                       (746)
  Accounts payable and accrued expenses                       (324,155)
                                                           -----------
    Total Adjustments                                        1,230,243
                                                           -----------

    Net cash provided by operating activities                1,186,443
                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (375,634)
  Acquisition of PSA Associates, net of
   cash received                                              (305,831)
                                                           -----------

    Net cash used in investing activities                     (681,465)
                                                           -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                1,089,492
  Principle payments - notes payable                        (1,292,602)
  Principle payments - capital lease obligations              (313,734)
                                                           -----------

    Net cash used in financing activities                     (516,844)
                                                           -----------

Net decrease in cash and cash  equivalents                     (11,866)

Cash and cash equivalents - beginning  of year                  12,955
                                                           -----------
Cash and cash equivalents - end of year                    $     1,089
                                                           ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                            $   318,182
                                                           ===========
  Income taxes paid                                        $         -
                                                           ===========


See notes to consolidated financial statements.                           Page 4

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Nature of Business

        Americare Imaging Center, Inc. ("AIC") was founded in July, 1994 to operate and manage outpatient diagnostic imaging centers in central Florida. In January 1995, AIC acquired all of the common stock of MRI of Tarpon Springs ("MRI") and the assets of Physicians Scanning Associates ("PSA") for $2,617,651. The purchase was funded by the assumption of the liabilities of PSA in the amount of $2,312,651 and the delivery of a promissory note to the seller in the amount of $305,000 (see note 4).

        The fair value of assets acquired exceeded the purchase price by approximately $185,000. This excess was recorded as a reduction to the carrying value of the medical equipment acquired.

b)  Principles of Consolidation

        The consolidated financial statements include the accounts of AIC and MRI (collectively referred to as the Company). All significant intercompany transactions have been eliminated in consolidation.

c)  Cash and Cash Equivalents

        Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

d)      Property and Equipment

        Property and equipment are stated at cost. Repairs and maintenance which do not prolong normal asset life are charged to expense. Depreciation is computed by the straight line method over estimated useful life of the related assets.

e)  Leases

        Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligation. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

f)  Revenue Recognition

        Revenue is recognized as services are rendered to patients.

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)  Income Taxes

      The Company applies the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      For the year ended December 31, 1995, AIC's net income was not significant and MRI incurred a net operating loss. Additionally, differences between taxable income and income for financial statement purposes were not significant. Accordingly, no provision for current or deferred income taxes has been recorded in the financial statements.

h)  Use of Estimates

      The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 2 - ACCOUNTS RECEIVABLE

      Accounts receivable is comprised of the following:

                Accounts receivable                       $ 3,841,437
                Less:  Allowance for doubtful accounts
                 and contractual adjustments               (2,341,579)
                                                          -----------
                                                          $ 1,499,858
                                                          ===========

Approximately $2,500,000 of the accounts receivable balance relates to services performed on patients, the collection of which is contingent upon the outcome of pending litigation involving the patient and outside third parties. Included in the allowance for doubtful accounts and contractual adjustments is approximately $1,500,000 for these receivables. Approximately 65 percent of the gross revenues during the year were derived from patients in this category.

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 3 - PROPERTY AND EQUIPMENT

        Property and Equipment is comprised
         of the following:
         Medical diagnostic equipment            $ 2,430,080
         Leasehold improvements                      335,557
         Office equipment                             53,767
         Furniture and fixtures                       33,839
                                                 -----------
                                                   2,853,243
         Less:  accumulated depreciation and
          amortization                            (1,026,863)
                                                 -----------
                                                 $ 1,826,380
                                                 ===========

NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:

        a)  Note payable - original amount of
            $305,000 payable in quarterly
            installments of $18,540 including
            interest at a rate of 7.75% through
            January 2000; collateralized by the
            assets of the Company.               $   266,369

        b)  Note payable - original amount of
            $200,000 payable over 60 months
            including interest at a rate of 7%
            through July 1999, collaterlized by
            medical equipment.  The Company is
            currently in arrears on this
            obligation; accordingly, the entire
            obligation has been recorded as
            current.                                 203,500

        c)  Note payable - original amount of
            $1,729,000 payable in monthly
            installments of $55,687 including
            interest at a rate of 7% through
            November 1997.                         1,194,603

        d)  Note payable - original amount of
            $250,000 payable in monthly
            installments of $5,250 including
            interest at a rate of 9.5% through May
            1999.                                    183,206

        e)  Note payable - original amount of
            $414,100 payable in monthly
            installments of $36,986 including
            interest at a rate of 13% through June
            1996.                                    213,740


        f)  Note payable - original amount of
            $204,512 payable in monthly
            installments of $9,189 including
            interest at a rate of 7.35% through
            May 1996.                                 45,116
                                                 -----------

                                                   2,106,534
         Less:  current portion                   (1,168,835)
                                                 -----------

                                                 $   937,699
                                                 ===========

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 4 - NOTES PAYABLE (Continued)

Maturities of long-term debt are as follows:

                                 Year       Amount
                                 ----       ------

                                 1996     $1,168,835
                                 1997        702,714
                                 1998        121,799
                                 1999         94,998
                                 2000         18,188
                                          ----------
                                          $2,106,534
                                          ==========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has entered into various leases for medical equipment and has capitalized the assets relating to these leases. The leases are collateralized by the related equipment.

The following is a summary of assets under capital leases:

        Medical equipment                          $1,323,897
        Less: accumulated amortization               (420,018)
                                                   ----------

                                                   $  903,879
                                                   ==========

Future minimum lease payments under the capital leases as of December 31, 1995 are as follows:

              1996                                 $  404,090
              1997                                    411,837
              1998                                    362,051
              1999                                    186,079
              2000                                     52,182
                                                   ----------
                                                    1,416,239

        Less: amount representing interest           (220,543)
                                                   ----------

        Present value of net minimum capital
         lease payments (including
         $398,505 classified as current
         portion of obligations under
         capital leases)                           $1,195,696
                                                   ==========

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

The Company leases three operating facilities under operating leases which expire in varying periods through 1999. Future minimum lease payments as of December 31, 1995 are as follows:


                     1996                               $109,760
                     1997                                 82,620
                     1998                                 57,840
                     1999                                 27,600
                                                        --------
                                                        $277,820
                                                        ========


Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $4,500,000 and ceased operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.

                        AMERICARE IMAGING CENTER, INC.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1996



The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.


                                           AMERICARE IMAGING CENTER INC.
                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                                    (UNAUDITED)


                                            For the Three Months Ended
                                                   March 31, 1996
                                       ------------------------------------

Net service revenue                                 $1,041,847
Operating expenses of services                         754,159
Provisions for uncollectible accounts receivable
Corporate general and administrative                   114,042
Depreciation and amortization                          236,795
                                                    ----------
Net loss                                            $  (63,149)
                                                    ==========

See Notes to Unaudited Consolidated Financial Statements.

                          ACCESS IMAGING CENTER, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                MARCH 31, 1996

The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.


                                               ACCESS IMAGING CENTER INC.
                                               CONSOLIDATED BALANCE SHEET
                                                     (UNAUDITED)

                                                    March 31, 1996
                                               --------------------------
ASSETS
------

Current assets:
 Cash and cash equivalents                             $      192
 Accounts receivable, net                                 587,913
 Prepaid expenses                                          48,647
                                                       ----------
   Total current assets                                   636,752

 Medical diagnostic and office equipment, net           1,470,349
                                                       ----------
    Total assets                                       $2,107,101
                                                       ==========

LIABILITIES AND STOCKHOLDERS' EOUITY
------------------------------------


Current liabilities:
 Current portion of notes payable                      $   51,867
 Current portion of obligations under capital leases      408,000
 Accounts payable and aecrued expenses                     91,026
                                                       ----------
   Total current liabilities                              550,893

Notes payable                                              89,103
Obligations under capital leases                          531,072
                                                       ----------
    Total liabilities                                   1,171,068

Stockholders' equity:
 Common stock                                                  54
 Additional paid-in capital                               209,976
 Retained income                                          726,003
                                                       ----------
   Total Stockholders' equity                             936,033
                                                       ----------
   Total liabilities and stockholders' equity          $2,107,101
                                                       ==========

See Notes to Unaudited Financial Statements.

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

                                              ACCESS IMAGING CENTER, INC.
                                           CONSOLIDATED STATEMENT OF INCOME
                                                      (UNAUDITED)


                                                For the Three Months Ended
                                                     March 31, 1996
                                                --------------------------
Net service revenue                                      $795,680

Operating expenses of services                            311,893
Corporate general and administrative                      135,265
Depreciation and amortization                              67,114
                                                         --------
Net income                                               $281,408
                                                         ========


See Notes to Unaudited Financial Statements.


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